UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2023

BIOMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37863	95-2645573
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17571 Von Karman Ave. Irvine, California	92614
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (949) 645-2111

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.08	BMRA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 1, 2023, the Board of Directors of Biomerica, Inc. (the “Company”) appointed Gary Lu as its Chief Financial Officer, principal financial officer and principal accounting officer. Mr. Lu, age 42, previously served as the Controller and Vice President of Finance at Happy Money, a leading platform for unsecured lending, from September 2019 to February 2023. From January 2019 to September 2019, Mr. Lu served as Controller and Vice President of Finance at Verb Technology Company Inc, a Nasdaq-listed company. From January 2015 to January 2019, Mr. Lu served as Vice President Southwest Corporate Controller at FirstService Residential Management, Inc, the largest subsidiary of FirstService Corporation, a Nasdaq-listed company. From October 2014 to January 2015, he served as the Corporate Controller and Head of Finance at Hoag Orthopedic Institute, LLC, a nationally ranked organization for orthopedic care. From December 2008 to October 2014, he served within various finance cross-disciplined roles at Broadcom Inc, a Nasdaq-listed company.  Mr. Lu began his career at Ernst & Young, LLP, where he served as an Assurance Manager from September 2003 to November 2008, and provided assurance services to both publicly traded and private company clients of the firm. Mr. Lu is a certified public accountant and received a Bachelor of Arts degree in Economics and Accounting from the University of California, Los Angeles.

In connection with Mr. Lu’s appointment as Chief Financial Officer, Mr. Lu entered into an employment agreement with the Company (the “Employment Agreement”), effective March 1, 2023. Pursuant to the terms of the Employment Agreement, Mr. Lu will receive an annual base salary of $260,000, and the Company agreed to grant to Mr. Lu an option to purchase 75,000 shares of the Company’s common stock, which award will vest 25% annually over a four-year period following the date of grant, have a ten-year term and be subject to the Company’s 2020 Stock Incentive Plan. The exercise price will be set by the Company’s Board of Directors in connection with the grant of the award at its next regularly scheduled meeting.

Mr. Lu has no family relationships with any director or executive officer of the Company. There are no arrangements or understandings between Mr. Lu and any other person pursuant to which Mr. Lu was appointed as an executive officer. Additionally, there are no transactions involving Mr. Lu that would require disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Lu’s appointment as Chief Financial Officer, Steve Sloan, the Company’s former Chief Financial Officer and current interim Chief Financial Officer, stepped down as interim Chief Financial Officer, effective as of March 1, 2023. Mr. Sloan will continue to serve as an advisor to the Company through the filing of the Company’s Quarterly Report on Form 10-Q for the three months ended February 28, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2023
BIOMERICA, INC.

	By:	/s/ Zackary S. Irani
	Name:	Zackary S. Irani
	Title:	Chief Executive Officer

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